EXHIBIT 23



                                [LETTERHEAD]






Consent of Independent Certified Public Accountants

As independent certified public accountants, we hereby consent to the inclusion of our report dated February 6, 1998 (except with respect to matters discussed in Notes J and K, as to which the date is August 31, 1998), on the December 31, 1997, restated financial statements of QuesTech, Inc., and Subsidiaries included in this current report on Form 8-K/A.



      /s/ Grant Thornton LLP
---------------------------------

Vienna, Virginia
January 27, 1999